UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 6, 2006 (November 14, 2005)
Date of Report (Date of earliest event reported)

EGPI FIRECREEK, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-32507	88-0345961
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6564 Smoke Tree Lane
Scottsdale, AZ 85253

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (480) 948-6581

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Note: This 8-K/A (Amendment No. 1) adds additional information via Item 1.01 to Form 8-K current report filed on November 16, 2005.

Item 2.01 Completion of Acquisition or Disposition of Assets

As described in Item 1.01 furnished in a current report on Form 8-K filed November 16, 2005: On November 14, 2005, EGPI Firecreek, Inc.’s (the “Company”) wholly owned subsidiary, Firecreek Petroleum, Inc. (“FPI”) acquired a fifty percent (50%) undivided interest in two tracts of land in the State of Wyoming, County of Sweetwater, under the prospect name of “Ten Mile Draw”. The description of the acquisition and the Purchase Agreement set forth in Item 1.01 of our current report on Form 8-K filed November 16, 2005 is incorporated herein by reference.

Effective June 30, 2006, the Company and FPI and Newport Oil Corporation, (“Newport”) entered into an Addendum Agreement pursuant to Article III Section 3.1 sub section B, of the Purchase and Sale Agreement, and Article VI, A. 1, paragraph three of the and Operating Agreement dated November 10 and November 15, 2005 respectively. The Company, FPI, and Newport reached a mutual satisfactory resolution regarding certain third party overriding royalties, conversion rights, and interests held in a certain 320 acre tract containing a third well which FPI and Newport shall be commencing a workover program (referred to as well “UPRR Patented 13-9”).

Under the terms of the Addendum Agreement, both FPI and Newport hereby agreed, as authorized further by the Company, to move forward with the rework of 13-9 well under the AFE submitted by Newport.

The Addendum Agreement and the Authorization For Expenditure (AFE) are furnished as Exhibits to this report.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1	Addendum to the Purchase & Sales, and Operating Agreements dated November 10, 2005 and November 15, 2005 respectively between Firecreek Petroleum, Inc. and Newport Oil Corporation.

99.2	Authorization For Expenditure (AFE) for 13-9 well rework program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

EGPI FIRECREEK, INC. (formerly Energy Producers, Inc.)
By:	/s/ Dennis R. Alexander Chairman and Chief Financial Officer

July 6, 2006

EXHIBIT INDEX
EXHIBIT NUMBER	DESCRIPTION
99.1 99.2
Addendum to the Purchase & Sales, and Operating Agreements dated November 10, 2005 and November 15, 2005 respectively between Firecreek Petroleum, Inc. and Newport Oil Corporation

Authorization For Expenditure (AFE) for 13-9 well rework program